CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated December 21, 1998 relating to the financial statements and financial statement schedule of Take-Two Interactive Software, Inc. which appear in Take-Two Interactive Software, Inc.'s Annual Report on Form 10-KSB for the year ended October 31, 1998. We also consent to the references to us under the heading "Experts" in such Registration Statement.

                                         /s/ PricewaterhouseCoopers LLP
August 5, 1999
1301 Avenue of the Americas
New York, New York 10019